                          UNDERWRITERS' WARRANT AGREEMENT




                                    BY AND AMONG



                      INFOHIGHWAY COMMUNICATIONS CORPORATION,


                          WEATHERLY SECURITIES CORPORATION

                                        AND

                    WESTPORT RESOURCES INVESTMENT SERVICES, INC.











                                  October __, 1999

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                                 WARRANT AGREEMENT

       UNDERWRITERS' WARRANT AGREEMENT dated as of the __ of October, 1999, by and among INFOHIGHWAY COMMUNICATIONS CORPORATION, (the "Company"), WEATHERLY

SECURITIES CORPORATION ("Weatherly"), and WESTPORT RESOURCES INVESTMENT

SERVICES, INC. ("Westport").  (Weatherly and Westport are sometimes referred to collectively as the "Underwriters").  Capitalized terms used herein but not defined, shall have the meanings ascribed to them in the Underwriting Agreement by and between the Company and Weatherly, dated October __, 1999 (the

"Underwriting Agreement").


                                     RECITALS:


       A.     Weatherly has agreed, pursuant to the Underwriting Agreement to act as the representative ("Representative") of the Underwriters in connection with the Company's proposed initial public offering ("IPO") of 1,600,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock").


       B.     The Company proposes to issue to the Underwriters warrants

("Underwriters' Warrants") to purchase an aggregate of ten (10%) percent of the number of shares of Common Stock sold in the IPO.


       C.     In connection with the IPO, the Company has granted the

Underwriters an over-allotment option (the "Option") to purchase, in addition,

up to 240,000 shares of Common Stock in the IPO.  If the Option is exercised in full, the Underwriters' Warrants shall entitle the Underwriters to purchase a total of 184,000 shares of Common Stock of the Company.


       D.     The Underwriters' Warrants will be issued by the Company to the

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Underwriters on the Firm Closing Date or Option Closing Date, as the case may be, pursuant to the Underwriting Agreement in consideration for, and as part of,

the Underwriters' compensation for acting as underwriters in the IPO.


              NOW, THEREFORE, in consideration of the premises, the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


       1.     GRANT OF WARRANTS.

              1.1    The Company will grant to the each of the Underwriters or,

at the direction of the Underwriters, to officers and partners of the

Underwriters, Underwriters' Warrants to purchase (i) an aggregate of 160,000 shares of Common Stock on the Firm Closing Date, and (ii) an aggregate of shares of Common Stock on each Option Closing Date equal to ten (10%) percent of the number of Option Shares purchased on each such Option Closing Date (for a total of 184,000 Shares if the Underwriters exercise the Option in full).


              1.2    The Underwriters' Warrants shall be exercisable for a

period of four (4) years, commencing on the first anniversary of the Effective

Date and expiring at 5:00 p.m. New York time on the fifth anniversary of the

Effective Date (the "Term").


              1.3    The Underwriters' Warrants shall be exercisable in whole or in part, from time to time and at any time, during the Term, at an initial purchase price per share equal to 165% of the price of the Common Stock offered in the IPO (the "Purchase Price").


              1.4    The securities issuable upon exercise of the Underwriters'

Warrants are sometimes referred to herein as the "Underwriters' Securities."

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

       2.     WARRANT CERTIFICATES. The warrant certificates (the "Warrant

Certificates") to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.


       3.     EXERCISE OF UNDERWRITERS' WARRANTS.

              3.1    The Underwriters' Warrants are exercisable throughout the

Term in accordance with Section 1 hereof.

              3.2    The Purchase Price shall be paid by certified or cashier's check or money order in lawful money of the United States.

              3.3    Upon surrender of a Warrant Certificate, together with a

duly executed Form of Election to Purchase (attached to the Form of Warrant

Certificate (Exhibit A)), together with payment of the Purchase Price for the

Underwriters' Securities (and such other securities, properties, or rights, if any, arising pursuant to this Agreement) at the Transfer Agent, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Underwriters' Securities so purchased.


       3.4    The Underwriters' Warrants may be exercised to purchase all or any portion of the Underwriters' Securities represented thereby.


       3.5    In the case of the purchase by a Holder of less than all the

Underwriters' Securities purchasable on the exercise of the Underwriters'

Warrants represented by a Warrant Certificate, the Company shall cancel the

Warrant Certificate upon its surrender, and shall execute and deliver to such

Holder, in addition to the

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Underwriters' Securities issuable pursuant to Section 3.3, a new Warrant

Certificate of like tenor for the balance of the Underwriters' Securities purchasable thereunder.


       4.     ISSUANCE OF CERTIFICATES.

              4.1    Upon the exercise of the Underwriters' Warrants and payment of the Purchase Price therefor, the Company shall issue forthwith to the Holder,

without further charge, certificates representing the Underwriters' Securities or other securities, properties or rights underlying such Underwriters' Warrants

(and in any event within five (5) business days thereafter) without further charge to the Holder thereof.


                     4.1.1  Such certificates shall (subject to the provisions

of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder.


                     4.1.2  The Company shall not be required to pay any tax

which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


              4.2    The Warrant Certificates and the certificates representing the Underwriters' Securities or other securities, property, or rights (if such property or rights are represented by certificates) shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman of the Board of Directors or Chief

                                       4
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Executive Officer of the Company at the time, attested to by the manual or facsimile signature of the Secretary or Assistant Secretary or Treasurer or

Assistant Treasurer of the Company at the time.


       4.3    The Company shall date the Warrant Certificates on the date of initial issuance, transfer, or exchange.


       5.     RESTRICTION ON TRANSFER OF UNDERWRITERS' WARRANTS.

              5.1    The Holder of a Warrant Certificate (and its Permitted

Transferees, as defined below), by its acceptance thereof, covenants and agrees that none of the Underwriters' Warrants may be sold, transferred, assigned,

hypothecated, or otherwise disposed of until the first anniversary of the

Effective Date of the Registration Statement, except to officers and partners of the Underwriters ("Permitted Transferees").


              5.2    Commencing on the first anniversary of the Effective Date,

the Underwriters' Warrants may be sold, transferred, assigned, hypothecated, or otherwise disposed of in compliance with applicable law.


       6.     REGISTRATION RIGHTS.


              6.1    REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

The Underwriters' Warrants have not been registered under the Securities Act of

1933, as amended (the "Securities Act").  The Warrant Certificates shall bear the following legend:


              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), AND MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.

              6.2    DEMAND REGISTRATION RIGHTS.

                     6.2.1  At any time (i) commencing on the first

anniversary; and (ii) expiring on the fifth anniversary of the Effective

Date, the Holders of a Majority (as hereinafter defined) in interest of the

Underwriters' Warrants, (or, in the event all of the Underwriters' Warrants have been exercised in full, the Majority in interest of the Underwriters'

Securities) shall have the right to require the Company, at the Company's sole cost and expense, to prepare, file with the Commission and cause to become effective, on one (1) occasion, a registration statement on Form S-l,

or other appropriate form, and such other documents, including a prospectus,

as may be necessary in order to comply with the provisions of the Securities

Act, to register a public offering and sale, for a period of not less than nine (9) months, of the Underwriters' Securities by such Holders and any other Holders of the Underwriters' Warrants or the Underwriters' Securities

who notify the Company within fifteen (15) business days after receipt of the notice described in Section 6.2.3.


                     6.2.2  The Holders of the Underwriters' Warrants may

demand registration prior to exercising the Underwriters' Warrants, and may pay such Purchase Price from the proceeds of such public offering.


                     6.2.3  The Holders shall exercise their right to demand

registration under Section 6.2.1 by notice (the "Registration Request").  The

Company covenants and agrees to give notice of any Registration Request under this Section 6.2 by any Holders to all other registered Holders of the

Underwriters' Warrants and the Underwriters' Securities no later than ten

(10) calendar days from the date of the receipt of any such Registration

Request.

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

                     6.2.4  For purposes of this Agreement, the term

"Majority" means an amount in excess of fifty percent (50%) of the number of then outstanding Underwriters' Warrants or Underwriters' Securities that (i)

are not held by the Company, an affiliate, director, officer, creditor,

employee, or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, or (ii)

have not been resold to the public pursuant to a registration statement filed with the Commission under the Securities Act or pursuant to an exemption therefrom.


              6.3    PIGGYBACK REGISTRATION RIGHTS.

                     6.3.1  If, at any time within the period commencing on

the first anniversary and expiring on the seventh anniversary of the

Effective Date, the Company files a registration statement with the

Commission under the Securities Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8), the

Company will give written notice of its intention to do so at least thirty

(30) calendar days prior to the filing of each such registration statement.


                     6.3.2  Notice shall be given to (i) the Underwriters and

(ii) all other Holders of the Underwriters' Warrants and the Underwriters'

Securities of which the Company has notice.


                     6.3.3  If an Underwriter or other Holder of the

Underwriters' Warrants and the Underwriters' Securities notifies the Company within fifteen (15) business days after receipt of any such notice of such

Holder's desire to include any Underwriters' Securities owned by such Holder in such proposed registration statement, the Company shall afford the

Underwriters and such Holders of the

Underwriters' Warrants or Underwriters' Securities the opportunity to include any Underwriters' Securities for registration under such registration statement.  Notwithstanding the provisions of this Section 6.3, the Company shall have the right, at any time after it shall have given written notice pursuant to this Section 6.3 (irrespective of whether a written request for inclusion of any such securities shall have been made), to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.


              6.4    COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION.

In connection with any registrations under Sections 6.2 and 6.3 hereof, the

Company covenants and agrees as follows:


                     6.4.1  The Company shall use its best efforts to file a

registration statement within thirty (30) calendar days of receipt of any demand therefor pursuant to Section 6.2; PROVIDED, HOWEVER, that the Company shall not be required to produce audited or unaudited financial statements for any period prior to the date such financial statements are required to be filed in a report on Form 10-K or Form 10-Q, as the case may be.  The Company shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Underwriters' Securities such number of prospectuses as shall reasonably be requested.


                     6.4.2  The Company shall pay all costs (excluding fees

and expenses of Holder's counsel and any underwriting discounts or selling fees, expenses, or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 6.2 and 6.3 hereof including, without limitation, the Company's

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legal and accounting fees, printing expenses, blue sky fees (if any) and expenses.


                     6.4.3  The Company will use its best efforts to qualify

or register the Underwriters' Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders, PROVIDED that the Company shall not be obligated by reason hereof to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.


                     6.4.4  The Company shall indemnify the Holders of the

Underwriters' Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of

Section 15 of the Securities Act or Section 20(a) of the Exchange Act,

against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the

Securities Act, the Exchange Act, or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the

Representative contained in Section 9 of the Underwriting Agreement.  The provisions of this Section 6.4.4 shall remain in full force and effect,

regardless of any termination or cancellation of this Agreement, or of the

Underwriters' Warrants, or of the Underwriting Agreement.


                     6.4.5  Nothing contained in this Agreement shall be

construed as requiring the Holders to exercise their Underwriters' Warrants prior to the initial filing of any registration statement or the effectiveness thereof, provided that such Holders have made arrangements reasonably satisfactory to the Company to pay the Purchase Price from the proceeds of such offering.


                     6.4.6  The Company shall make "generally available to

its security holders" (within the meaning of Rule 158 under the Securities

Act) an earnings statement (which need not be audited) complying with Section

11 (a) of the Securities Act and in accordance with Rule 158 thereunder.


                     6.4.7  The Company shall deliver promptly to each Holder

(and any representative) participating in such public offering copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement filed pursuant to Section

6.2 or 6.3 hereof.  The Company shall permit each Holder (and representative)

to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement filed pursuant to Section 6.2 or 6.3 hereof as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD.  Such investigation shall include access to books, records, and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.


                     6.4.8  Subject to Section 6.4.8.1, the Company shall

enter into an underwriting agreement with the managing underwriter selected for such underwriting, if any, by Holders holding a Majority of the

Underwriters' Securities requested to be included in such underwriting.


                            6.4.8.1  In connection with an offering for which

the Holders have exercised their piggyback rights pursuant to Section 6.3,

the Company shall have


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the sole right to select the managing underwriter or underwriters.


                            6.4.8.2  Such underwriting agreement shall be

satisfactory in form and substance to the Company, a Majority of such Holders

(in respect of a registration under Section 6.2 only), and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type.


                            6.8.4.3  The Holders shall be parties to any

underwriting agreement relating to an underwritten sale of their

Underwriters' Securities.


                            6.8.4.4  The Holders shall not be required to

make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.


       7.     ADJUSTMENTS TO PURCHASE PRICE AND NUMBER OF SECURITIES.

              7.1    COMPUTATION OF ADJUSTED PURCHASE PRICE. Except as

hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances referred to in Section 7.8 hereof), including shares held in the Company's treasury, for a consideration per share less than the "Market Price" (as hereinafter defined) per share of Common Stock on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon any such issuance or sale, the "Purchase Price" (as hereinafter defined) of the Common Stock shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent)

determined by dividing (1) the product of (a) the Purchase Price in effect immediately before such issuance or sale and (b) the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such

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issuance or sale, and (ii) the number of shares determined by dividing (A)

the aggregate consideration, if any, received by the Company upon such sale or issuance, by (B) the Market Price, and by (2) the total number of shares of Common Stock outstanding immediately after such issuance or sale;

PROVIDED, HOWEVER, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.


              7.2    For the purposes of this Agreement, the term "Purchase

Price" shall mean the Purchase Price of the Common Stock forming a part of the Underwriters' Securities, as set forth in Section 1.3 and as adjusted from time to time pursuant to the provisions of this Section 7.


              7.3    For the purposes of any computation to be made in

accordance with this Section 7, the following provisions shall be applicable:


                     7.3.1  In case of the issuance or sale of shares of

Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the gross amount of cash received by the Company for such shares (or,

if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                     7.3.2  In case of the issuance or sale (otherwise than

as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights, or warrants, or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.


                     7.3.3  Shares of Common Stock issuable by way of

dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.


                     7.3.4  The reclassification of securities of the Company

other than shares of Common Stock into securities including shares of Common

Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares.  The value of the consideration allocable to such shares of Common Stock shall be determined as provided in Section 7.3.2.


                     7.3.5  For purposes of this Agreement, the number of

shares of Common Stock at any one time outstanding shall include the aggregate number of shares of Common Stock issued or issuable (subject to readjustment upon the actual

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issuance thereof) upon (i) the exercise of all options, rights, and warrants outstanding at such time and (ii) the conversion or exchange of all convertible and exchangeable securities outstanding at such time.


                     7.3.6  As used herein, in the term "Market Price" at any

date shall be deemed to be the last reported sale price, or, in the case no such reported sale takes place on such day, the average of the last reported sales prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common

Stock is listed or admitted to trading (or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the NASD Automated Quotation System

("NASDAQ") or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ at such time, as determined in good faith by resolution of the Board of Directors of the

Company, based on the best information available to it).


              7.4    OPTIONS, RIGHTS, WARRANTS, AND CONVERTIBLE AND

EXCHANGEABLE SECURITIES.  Subject to Sections 7.4.1, 7.4.2, 7.4.3, and 7.4.4,

if the Company shall at any time after the date hereof issue options, rights,

or warrants to purchase shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than the issuances referred to in Section 7.8 hereof), (i) for a consideration per share less than the Market Price (including the issuance thereof without consideration such as by way of dividend or other distribution), or (ii)

without consideration, the Purchase Price in effect immediately prior to the issuance of such options, rights, or warrants, or such convertible or exchangeable securities (as the case

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may be,) shall be reduced to a price determined by making a computation in accordance with the provisions of Section 7.1 and 7.2 hereof.


                     7.4.1  The aggregate maximum number of shares of Common

Stock issuable or that may become issuable under such options, rights, or warrants (assuming their exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights, or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Underwriters'

warrants), if any, received by the company for such options, rights, or warrants; PROVIDED, HOWEVER, that upon the expiration or other termination of such options, rights, or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this Section 7.4 (and for the purposes of Section

7.3.5 hereof) shall be reduced by such number of shares as to which options,

warrants, and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding,

and the Purchase Price then in effect shall forthwith be readjusted and thereafter shall be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights, or warrants as to which the exercise rights shall not be expired or terminated unexercised.


                     7.4.2  The aggregate maximum number of shares of Common

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

Stock issuable upon conversion or exchange of any convertible or exchangeable securities (assuming their conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Underwriters' Warrants) received by the

Company for such securities, plus the minimum consideration, if any,

receivable by the Company upon the conversion or exchange thereof; PROVIDED,

HOWEVER, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason or redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this Section 7.4.2 (and for the purpose of

Section 7.3.5 hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Purchase Price then in effect shall forthwith be readjusted and thereafter shall be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.


                     7.4.3  If any change shall occur in the price per share

provided for in any of the options, rights, or warrants referred to in

Section 7.4.1, or in the price per share at which the securities referred to in Section 7.4.2 are convertible or
exchangeable, and if a change in the Purchase Price has not occurred by reason of the event giving rise to the change in the price per share of such other options, rights, warrants, or convertible or exchangeable securities,

such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights, or warrants, or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.


                     7.4.4  This Section 7.4 shall not apply in the case of

the Company issuing rights to subscribe for shares of Common Stock to all the stockholders of the Company and Holders of Underwriters' Warrants.


              7.5    Subdivision and Combination. In case the Company shall

at any time issue any shares of Common Stock in connection with a stock dividend in shares of Common Stock, or subdivide, split, or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased (in the case of a stock dividend, subdivision, or split) or increased (in the case of combination).


              7.6    Adjustment in Number of Securities. Upon each adjustment

of the Purchase Price pursuant to the provisions of this Section 7, the number of Underwriters' Securities issuable upon the exercise of the

Underwriters' Warrants shall be adjusted to the nearest whole share by:

                     7.6.1  multiplying (i) the Purchase Price in effect

immediately prior to such adjustment by (ii) the number of Underwriters'

Securities issuable upon exercise of the Underwriters' Warrants immediately prior to such adjustment; and

                     7.6.2  dividing the product so obtained by the adjusted

Purchase Price.

              7.7    RECLASSIFICATION, MERGER, OR CONSOLIDATION.

                     7.7.1  The Company will not merge, reorganize, or take

any other action which would terminate or dilute any of the Underwriters'

Warrants without first making adequate provision for the Underwriters'

Warrants.


                     7.7.2  In case of any reclassification or change of the

outstanding shares of Common Stock issuable upon exercise of the

Underwriters' Warrants (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision, split, or combination), or in case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation or business entity (other than a consolidation or merger in which the Company is the continuing business entity and which does not result in any reclassification or change of the outstanding Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation or other entity of the property of the Company as an entirety or substantially as an entirety, the Holders of each of the Underwriters'

Warrants then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Underwriters' Warrants) to purchase,

upon exercise of such Underwriters' Warrants, the kind and number of shares of stock
and other securities and property receivable upon such reclassification,

change, consolidation, merger, sale, or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Underwriters' Warrants immediately prior to any such events at a price equal to the product of (x)

the number of shares issuable upon exercise of the Underwriters' Warrants and

(y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance, as if such Holders had exercised the Underwriters' Warrants.


                     7.7.3  In the event of a consolidation, merger, sale, or

conveyance of property, the business entity so formed shall execute and deliver to the Holders a supplemental Underwriters' Warrant agreement to such effect.


              7.7.4  Such supplemental Underwriters' Warrant agreement shall provide for adjustments which shall be identical to the adjustments provided for in this Section 7.  The provisions of this Section 7 shall similarly apply to successive consolidations, mergers, sales, or conveyances of property.


              7.8    NO ADJUSTMENT OF PURCHASE PRICE IN CERTAIN CASES.  No

adjustment of the Purchase Price shall be made upon the issuance or sale of

(i) the Underwriters' Warrants or the securities underlying the Underwriters'

Warrants, (ii) the securities sold pursuant to the IPO (including those sold upon exercise of the Option), or (iii) the shares issuable pursuant to the options, warrants, rights, stock purchase agreements, or convertible or exchangeable securities outstanding or in effect on the date hereof as described in the Prospectus.


       8.     EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each

Warrant Certificate is exchangeable without charge to the Holder, upon surrender at the Transfer Agent for a new Warrant Certificate of like tenor and representing in the aggregate the right to purchase the same number of

Underwriters' Securities in such denominations as shall be designated by the

Holders thereof at the time of such surrender.


       9.     LOSS, THEFT, ETC. OF CERTIFICATES.  Upon receipt by the Company of evidence and adequate indemnification by such Holder reasonably satisfactory to it of the loss, theft, destruction, or mutilation of any

Warrant Certificate, and upon surrender and cancellation of the Warrant

Certificates, if mutilated, the Company will make and deliver a new Warrant

Certificate of like tenor, in lieu thereof.


       10.    RESERVATION AND LISTING OF SECURITIES.

              The Company hereby covenants and agrees with each of the

Underwriters and Holders as follows:


              10.1   It shall at all times reserve and keep available out of

its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Underwriters' Warrants, such number of shares of

Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.


              10.2   Upon exercise of Underwriters' Warrants and payment of

the Purchase Price therefor, all the shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued,

fully paid, non-assessable, and not subject to the preemptive rights of any stockholder.


              10.3   So long as the Underwriters' Warrants shall be

outstanding, the Company shall use its best efforts to cause the Common Stock to be listed (subject
to official notice of issuance) on all securities exchanges on which the

Common Stock issued in the IPO may then be listed or quoted.


              10.4   The covenants of the Company contained in the

Underwriting Agreement are incorporated hereby by reference.


       11.    NOTICES TO HOLDERS OF UNDERWRITERS' WARRANTS. If, at any time prior to the expiration of the Underwriters' Warrants and their exercise, any of the following events shall occur:


              11.1   the Company shall take a record of the holders of its

shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings,

as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or


              11.2 the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company,

or any option, right or warrant to subscribe therefor; or


              11.3   a dissolution, liquidation, or winding up of the Company

(other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets, and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution,

convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up, or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.


       12.    NOTICES. All notices, requests, consents, and other

communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or five days after being mailed by registered or certified mail, return receipt requested:


              12.1   If to the registered Holders of the Underwriters'

Warrants, to the address of such Holders as shown on the books of the

Company; or


              12.2   If to the Company, to its office located at 1770 Motor

Parkway, Suite 300, Hauppauge, New York 11788 or to such other address as the

Company may designate by notice to the Holders, with a courtesy copy to

Robert G. Reedy, Esq., Porter & Hedges, L.L.P., 700 Louisiana, Houston, TX

77002-2764.


       13.    SUPPLEMENTS AND AMENDMENTS. The Company and the Underwriters

may from time to time supplement or amend this Agreement without the approval of any Holders of Underwriters' Warrants (other than the Underwriters) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provision in regard to matters or questions arising hereunder which the Company and the Underwriters may deem necessary or desirable and which the Company and the Underwriters deem shall not adversely affect the interests of the Holders of Underwriters' Warrants Certificates.


       14. BENEFITS AND BINDING EFFECT. All the covenants and provisions of this Agreement shall be binding upon, and inure to the benefit of, the

Company, the Underwriters, the Holders, and their respective successors and assigns.


       15.    GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and

each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws.


       16.    ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the

Underwriting Agreement, to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and thereof. This Agreement may not be modified or amended except by a writing duly signed by the Company and the

Holders of a Majority in Interest of the Underwriters' Securities (for this purpose, treating all then outstanding Underwriters' Warrants as if they had been exercised).


       17.    SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.


       18.    CAPTIONS. The caption headings of the Sections of this

Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.


       19.    COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same
instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                   INFOHIGHWAY COMMUNICATIONS
                                     CORPORATION

                                   By:
                                      -------------------------------------
                                      Joseph Gregori
                                      Chief Executive Officer


                                   WEATHERLY SECURITIES CORPORATION,
                                       for

                                   By:
                                      -------------------------------------
                                      John Matthews
                                      Chief Executive Officer


                                   WESTPORT RESOURCES INVESTMENT SERVICES, INC.


                                   By:
                                      -------------------------------------

                                    EXHIBIT A

                      INFOHIGHWAY COMMUNICATIONS CORPORATION

                           FORM OF WARRANT CERTIFICATE



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"), AND MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR
(ii) AN OPINION OF COUNSEL, IF SUCH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

              Warrants covering _______________ shares of Common Stock


This Warrant Certificate certifies that [WARRANT HOLDER] or its registered assigns, is the registered holder of a Warrant to purchase initially, at any time from ________ 2000, until 5:00 p.m., New York time on ________ 2004
("Expiration Date"), up to __________ shares of Common Stock, par value $.0001 per share ("Common Stock") of InfoHighway Communications Corporation ("Company") at an initial purchase price of $______ per share of Common Stock ("Purchase Price"), upon the surrender of this Warrant Certificate and payment of the applicable Purchase Price at American Stock Transfer & Trust Company, the Transfer Agent of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated ________ 1999, by and among the Company, Weatherly Securities Corporation, and Westport Resources Investment Services, Inc. ("Warrant Agreement"). Payment of the Purchase Price shall be made by certified or cashier's check or money order payable to the order of the Company.

No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders of the Warrant.

The Warrant Agreement provides that upon the occurrence of certain events, the Purchase Price and the type and/or number and type of the Company's securities issuable upon the exercise of this Warrant, may, subject to certain conditions, be adjusted. In such events, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Purchase Price and the number and/or type of securities issuable upon the exercise of the Warrant; PROVIDED, HOWEVER, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at the Transfer Agent of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

              IN WITNESS WHEREOF, the undersigned has executed this certificate this ____ day of _____________ , 1999.



                                  INFOHIGHWAY COMMUNICATIONS CORPORATION

                                  By:
                                     -----------------------------------------


ATTEST:



By:
   -------------------------
Name:
Title:        Secretary

                              FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


                        FOR VALUE RECEIVED___________________________


hereby sells, assigns and transfers unto



                       (Please print name and address of transferee)


this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_______________________ Attorney, to transfer the within Warrant Certificate on the books of InfoHighway Communications Corporation, with full power of substitution.



Dated:


                                      Signature_______________________________



                                      (Signature must conform in all respects
to the name of holder as specified on the face of the Warrant Certificate.)


[SIGNATURE GUARANTEE]                 ________________________________________
                                      (Insert Social Security or Other
                                       Identifying Number of Holders)

                         FORM OF ELECTION TO PURCHASE


The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ shares of Common Stock and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of InfoHighway Communications Corporation in the amount of $______, all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of _____________________________ whose address is _______________________ and that such certificates be delivered to
________________________________________ whose address is



Dated:


                                   Signature_______________________



                                   (Signature must conform in all respects to
                                    the name of holder as specified on the
                                    face of the Warrant Certificate.)




                                   (Insert Social Security or Other Identifying
                                    Number of Holders)


[SIGNATURE GUARANTEE]